Exhibit 99.1

ELLIE MAE ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

No Change to Guidance for Second Quarter or Full Year 2018

PLEASANTON, Calif. — May 31, 2018 — Ellie Mae® (NYSE:ELLI), the leading cloud-based platform provider for the mortgage finance industry, announced today that Matthew LaVay, Executive Vice President and Chief Financial Officer (CFO), is leaving the company effective June 15, 2018 for personal reasons. There are no issues involving the company’s financial results, internal controls or financial reporting procedures that led to Mr. LaVay’s departure.  The company also announced that there is no change to its financial guidance for the second quarter and full year 2018 which it first provided when it reported its first quarter earnings on April 26, 2018.

The company has commenced an executive search process for a successor.

Popi Heron, Vice President and Corporate Controller is assuming the role of interim CFO. Ms. Heron has more than 26 years of finance and accounting experience.  She has served as the company’s Vice President and Corporate Controller since 2016.  Prior to joining the company, Ms. Heron served as the Corporate Controller and Senior Director, Finance for GoPro, Inc. for over four years.

Additionally, Ed Luce, the company’s former CFO, is joining the company as an advisor to support the company’s finance and accounting organization and assist in its search for a successor.

“We have a strong bench of talent in our finance organization and are pleased to have Popi lead our financial operations on an interim basis to ensure a smooth transition as we conduct a search for our next CFO,” stated Jonathan Corr, President & CEO.  “We thank Matt for his contributions to Ellie Mae over the last six years.”

Disclosure Information

Ellie Mae uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD.  Accordingly, investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings and public conference calls and webcasts.

About Ellie Mae

Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, reduce origination costs, and reduce the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including the statement that there is no change to Ellie Mae’s guidance for the second quarter and full year 2018 from that provided on April 26, 2018. These statements involve known and unknown risks, uncertainties, and other factors that may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; the impact of the Company’s implementation of ASC 606 on its results of operations, including its projected revenue, net income, adjusted EBITDA, and adjusted net income for the second quarter and fiscal year 2018; changes in strategic planning decisions by management; the Company’s ability to manage growth and expenses as it continues to scale its business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of closed loans, changes in the rate of new customer acquisitions; and the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of the Company’s products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry, and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2017, as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes

VP of Investor Relations

Ellie Mae, Inc.

(925) 227-7079

IR@elliemae.com

Lisa Laukkanen

The Blueshirt Group for Ellie Mae, Inc.

(415) 217-4967

lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill

Ellie Mae, Inc.

(925) 227-5913

Erica.Harvill@elliemae.com

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© 2018 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, Mavent®, Velocify®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are the property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.